Calculation of Filing Fee Tables
S-4
Talawar Tx Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.00001 per share	Other	7,650,000		$ 92,029,500.00	0.0001381	$ 12,709.27
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 92,029,500.00		$ 12,709.27
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 12,709.27
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(a) All securities being registered will be issued by Talawar Tx Inc., a Delaware corporation ("Talawar"), in connection with the Business Combination Agreement and the Merger described in the accompanying registration statement and the proxy statement/prospectus included therein. As a result of the Business Combination, Talawar will issue up to 7,650,000 shares of common stock of Talawar, par value $0.00001 per share (the "Talawar Shares"), to shareholders of JATT II Acquisition Corp., a Cayman Islands exempted company. (b) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. (c) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(1) of the Securities Act. Based on the average of the high and low prices of JATT Ordinary Shares on the Nasdaq Stock Market ("Nasdaq") on August 26, 2026.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
7,650,000	$ 12.03	$ 92,029,500.00			$ 92,029,500.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date